Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Directors of Federated Municipal Securities Fund, Inc.

In planning and performing our audit of the financial statements of Federated Municipal Securities Fund, Inc. (the "Fund") as of and for the year ended March 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). In our report to you dated May 10, 2006, we reported that there were no deficiencies in Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we considered to be a material weakness as defined above as of March 31, 2006.

However, subsequent to the filing of the Fund's Form N-SAR for its fiscal year ended March 31, 2006, we noted the following matter involving internal control over financial reporting and its operation that we consider to be a material weakness, as defined above. The Fund's controls related to the review and analysis of the relevant terms and conditions of certain transfers of securities did not operate effectively to appropriately determine whether the transfers qualified for sale accounting under the provisions of Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. As a result of this material weakness, the statement of assets and liabilities, including the portfolio of investments, as of March 31, 2006, the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of five years in the period then ended of the Fund were restated in order to appropriately account for such transfers of securities as secured borrowings and report the related interest income and expense.

This report is intended solely for the information and use of management and the Board of Directors of Federated Municipal Securities Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


							Ernst & Young LLP

Boston, Massachusetts
May 10, 2006
except for the  5th and 6th paragraphs,
as to which the date is February 23, 2007